UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011

FNB United Corp.

(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South Fayetteville Street, Asheboro, North Carolina		27203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Amendments to Investment Agreements and Subscription Agreements; Entry into Additional Subscription Agreements

FNB United Corp. (the “Company”) previously reported that it entered into separate investment agreements, as amended (the “Investment Agreements”), with an affiliate of The Carlyle Group (“Carlyle”) and affiliates of Oak Hill Capital Partners (“Oak Hill” and together with Carlyle, the “Lead Investors”) and subscription agreements with certain additional investors (collectively with the Lead Investors, the “Investors”), pursuant to which each Investor agreed, subject to certain conditions, to purchase common stock of the Company (the “Common Stock”) as part of the Company’s expected $310 million capital raise. On August 4, 2011, the Company entered into subscription agreements with additional investors and amendments to the Investment Agreements and certain existing subscription agreements to finalize allocations of the proposed $310 million capital raise.

As a result of these amendments and new subscription agreements, each Lead Investor will be investing approximately $79 million and the other investors will invest the remaining approximately $152 million. The amended and restated form of subscription agreement is filed as Exhibit 10.1. The amendments to the Investment Agreement with each of Carlyle and Oak Hill are filed as Exhibits 10.2 and 10.3, respectively.

In connection with the proposed capital raise and as previously reported, the Company has entered into an Agreement and Plan of Merger, dated April 26, 2011, as amended by Amendment No. 1, dated June 16, 2011, with the Bank of Granite Corporation (“Granite”) and a wholly owned acquisition subsidiary of the Company (the “Merger Agreement”), pursuant to which the wholly owned subsidiary of the Company will, subject to certain conditions, merge with and into Granite, with Granite surviving as a subsidiary of the Company (the “Merger”).

The closings of the Merger and the Lead Investors’ and the other investors’ respective investments remain subject to the following conditions, among others: the closing conditions under the Merger Agreement, the Investment Agreements and the subscription agreements having been satisfied or waived; receipt of bank regulatory approvals; Company shareholder approval of certain proposals necessary for the Company to consummate the investments, the Merger and the related transactions; the shares of Common Stock to be issued under the Investment Agreements being authorized for listing on NASDAQ; the exchange of the Company’s preferred stock issued to the U.S. Department of the Treasury for Common Stock; changes to the Company’s Board of Directors; the absence of burdensome regulatory conditions or agreements at closing; the satisfaction of conditions regarding minimum liquidity and non-brokered deposits and the level of non-performing assets; receipt of advice as to the absence of an Internal Revenue Code section 382 ownership change as a result of the private placement investments; and neither the Company nor Granite’s having experienced a material adverse effect.

Agreement with SunTrust Bank

On August 1, 2011, CommunityONE Bank, N.A. (“CommunityONE”) and SunTrust Bank entered to an agreement to settle $2.5 million in subordinated debt of CommunityONE held by SunTrust Bank for cash in amount equal to 35% of the principal amount of the debt, plus 100% of the unpaid and accrued interest on the debt as of the closing date of the Merger (the “SunTrust Agreement”). Pursuant to the terms of the SunTrust Agreement, CommunityONE has also agreed to repurchase 12.5 million shares of preferred stock of CommunityONE owned by SunTrust Bank for cash in an amount equal to 25% of the aggregate liquidation amount of the preferred stock, plus 100% of the unpaid and accrued dividends on the preferred stock as of the closing date of the Merger.

The foregoing description of the SunTrust Agreement does not purport to be complete, and is qualified in its entirety by reference to the SunTrust Agreement, which is filed as Exhibit 10.4 and is incorporated into this Item 1.01 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 3, 2011, the Company received written notice from The Nasdaq Stock Market of the Nasdaq staff’s determination that the Company has not regained compliance with Nasdaq Listing Rule 5550(a)(2), the bid price rule. As previously disclosed, the Company is also not in compliance with Nasdaq Listing Rule 5550(b), the stockholders’ equity rule. The Company is in the process of appealing the determination of the Nasdaq staff to remove the Company’s common stock from listing and registration on The Nasdaq Stock Market. The Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “FNBN” during the appeals period.

Item 3.02.	Unregistered Sales of Equity Securities

As described above under Item 1.01, on August 4, 2011, the Company entered into subscription agreements providing for the sale of approximately $73.025 million of Common Stock, in aggregate, to additional investors and amended and restated subscription agreements providing for the sale of an additional approximately $3.975 million of Common Stock, in aggregate, to investors that had originally executed subscription agreements on June 16, 2011. In addition, as described above under Item 1.01, the Company entered into amendments to each of the Investment Agreements providing for the sale of an additional $3 million of Common Stock, in aggregate, to the Lead Investors. To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02.

The issuance of the Common Stock to investors pursuant to the subscription agreements is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Common Stock to the investors and is not offering securities to the public in connection with the investments.

Item 9.01.	Financial Statements and Exhibits.

No.	Description

10.1	Form of Amended and Restated Subscription Agreement by and between FNB United Corp. and private placement investors.

10.2	Amendment No. 2 dated August 4, 2011 to Investment Agreement by and between FNB United Corp. and Carlyle Financial Services Harbor, L.P.

10.3	Amendment No. 2 dated August 4, 2011 to Investment Agreement by and between FNB United Corp., Oak Hill Capital Partners III, L.P., and Oak Hill Capital Management Partners III, L.P.

10.4	Subordinated Debt Settlement and Preferred Stock Repurchase Agreement, dated August 1, 2011, by and between CommunityONE Bank, N.A. and SunTrust Bank.

Cautionary Statement

The issuance of the securities pursuant to the Investment Agreements and subscription agreements has not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements

This Current Report on Form 8-K and the attached exhibits may contain forward-looking statements concerning the Company’s plans for raising capital and the Merger, the conditions necessary for closing on the proposed capital investments and Merger, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “intends,” “expects,” “anticipates,” “forecasts” or words of similar meaning. There can be no assurance that the Company will be able to close on the transactions with investors and obtain required capital or close on the Merger, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, the Company’s ability to complete the proposed transactions and other aspects of its recapitalization and recovery plans. For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and other filings with the SEC. The Company does not undertake to update any of its forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB United Corp. (Registrant)

August 5, 2011 (Date)	/s/ R. Larry Campbell R. Larry Campbell Interim President and Chief Executive Officer (Principal Executive Officer)

INDEX TO EXHIBITS

No.	Description

10.1	Form of Amended and Restated Subscription Agreement by and between FNB United Corp. and private placement investors.

10.2	Amendment No. 2 dated August 4, 2011 to Investment Agreement by and between FNB United Corp. and Carlyle Financial Services Harbor, L.P.

10.3	Amendment No. 2 dated August 4, 2011 to Investment Agreement by and between FNB United Corp., Oak Hill Capital Partners III, L.P., and Oak Hill Capital Management Partners III, L.P.

10.4	Subordinated Debt Settlement and Preferred Stock Repurchase Agreement, dated August 1, 2011, by and between CommunityONE Bank, N.A. and SunTrust Bank.